POWER OF ATTORNEY


       KNOW ALL BY THESE PRESENTS that the undersigned hereby constitutes and appoints each of Nicole Miller and Joseph Callaghan of LegalZoom.com, Inc. (the "Company"), and C. Thomas Hopkins, Sean O'Neill, Julia Stark, Erika Kaneko, Sam Thompson and Amy Saldamando of Cooley LLP, signing individually, as the undersigned's true and lawful attorneys-in-fact and agents to:

1.	Prepare, execute for and on behalf of the undersigned, and submit to the
Securities and Exchange Commission (the "SEC"), in the undersigned's name and capacity as an officer, director and/or beneficial owner more than 10% of a registered class of securities of the Company, Forms 3, 4 and 5 (including any amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Exchange Act");

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare and execute any such Forms 3, 4 or 5, prepare and execute any amendment or amendments thereto, and joint filing agreements in connection therewith, and file such forms with the SEC and any stock exchange, self-regulatory association or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or employed by or a partner at Cooley LLP, or another law firm representing the Company, as applicable.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of June, 2021.


       /s/ Christine Wang
       CHRISTINE WANG